Exhibit 99.1

ARCELLX AND KITE ANNOUNCE EXPANSION IN STRATEGIC PARTNERSHIP

— Arcellx to receive $200M equity investment at $61.68 per share and an $85 million upfront cash payment —

— Kite exercises option to Arcellx’s ARC-SparX program ACLX-001 in multiple myeloma —

— The companies expand the scope of their existing collaboration for CART-ddBCMA to include lymphomas —

REDWOOD CITY, Calif., and SANTA MONICA, Calif., November 15, 2023 /PRNewswire/ — Arcellx, Inc. (NASDAQ: ACLX) and Kite, a Gilead Company (NASDAQ: GILD), today announced that the companies have expanded their existing collaboration, which was originally announced in December 2022.

Kite has exercised its option to negotiate a license for Arcellx’s ARC-SparX program, ACLX-001, in multiple myeloma, which is comprised of ARC-T cells and SparX proteins that target BCMA. The companies have also expanded the scope of the collaboration for Arcellx’s CART-ddBCMA to include lymphomas.

“Since entering into this strategic collaboration with Kite almost one year ago, we are thrilled with how the partnership is rapidly progressing and the alignment across our teams,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “Helping as many cancer patients as possible serves as the core of our collaboration. With the deep and durable responses demonstrated in our CART-ddBCMA Phase 1 trial in multiple myeloma, we believe that our novel synthetic binder, the D-Domain, underscores the potential to engineer a new class of CAR T therapies. We are excited to deepen our relationship with Kite as they continue to invest in our platform by exercising their rights to our ACLX-001 ARC-SparX program in multiple myeloma and increasing their investment in our company. With this additional investment from Kite, our strengthened cash position is anticipated to extend our runway into 2027, as we advance towards commercializing CART-ddBCMA. Additionally, as our partnership deepens, we continue to identify operational efficiencies and additional opportunities to collaborate which are also reflected in this agreement. Importantly, these efficiencies embody the trust developed with our Kite partners and do not alter the original agreement in principle or economics. We look forward to sharing data from our CART-ddBCMA Phase 1 trial at ASH in December.”

“We are pleased to see the momentum with the CART-ddBCMA multiple myeloma program, enabling Kite to enter an area of high unmet need and bring a new, potentially best-in-class cell therapy to patients,” said Cindy Perettie, Executive Vice President of Kite. “Given this, we are deepening our relationship with Arcellx to further support advancement of CART-ddBCMA, bolster our pipeline in multiple myeloma, as well as access opportunities in lymphoma. In expanding our strategic partnership with Arcellx, we are building upon the established synergy between Arcellx’s platform technologies and Kite’s industry-leading position in CAR T manufacturing and commercialization.”

Upon closing, Arcellx will receive a $200 million equity investment to purchase 3,242,542 shares of its common stock, which is expected to extend the company’s cash runway into 2027. Following this investment, Gilead’s estimated ownership will be 13%. Arcellx will also receive an upfront non-dilutive cash payment of $85 million at closing and will be eligible for potential milestone payments, including the advancement of lymphoma and the license for ARC-SparX, as well as additional milestones, to offset prespecified development costs over a limited period of time. The transaction is expected to close around year-end 2023. Closing of the transaction is subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act and other customary conditions.

Beginning in the first quarter of 2022, consistent with recent industry communications from the U.S. Securities and Exchange Commission (SEC), Gilead no longer excludes acquired IPR&D expenses from its non-GAAP financial measures. Assuming the transaction closes by year-end 2023, we expect the transaction to reduce Gilead’s GAAP and non-GAAP 2023 EPS by approximately $0.09-$0.11 per share.

Wilson Sonsini Goodrich & Rosati is serving as legal counsel to Arcellx.

About Arcellx and Kite Collaboration

Arcellx and Kite, a Gilead Company, formed a global strategic collaboration to co-develop and co-commercialize Arcellx’s CART-ddBCMA candidate for the treatment of patients with relapsed or refractory multiple myeloma currently in a pivotal Phase 2 study. Kite and Arcellx will jointly advance and commercialize the CART-ddBCMA asset in the United States, and Kite will commercialize the product outside the U.S.

About CART-ddBCMA

CART-ddBCMA uses D-Domain (DD), which is designed to improve target specificity while enhancing binding affinity, in lieu of a scFv antigen recognition motif. DD is a small, stable, fully synthetic binding agent with a hydrophobic core, and can potentially enable higher transduction efficiency, high cell surface expression, and low tonic signaling. The D-Domain binder optimizes CAR T cell binding and killing of multiple myeloma cells.

About Kite

Kite, a Gilead Company, is a global biopharmaceutical company based in Santa Monica, California, focused on cell therapy to treat and potentially cure cancer. As the global cell therapy leader, Kite has treated more patients with CAR T-cell therapy than any other company. Kite has the largest in-house cell therapy manufacturing network in the world, spanning process development, vector manufacturing, clinical trial production, and commercial product manufacturing.

About Gilead Sciences

Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California. Gilead acquired Kite in 2017.

About Arcellx, Inc.

Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx’s mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. Arcellx’s lead product candidate, CART-ddBCMA, is being developed for the treatment of relapsed or refractory multiple myeloma (rrMM) in a Phase 2 pivotal trial. CART-ddBCMA has been granted Fast Track, Orphan Drug, and Regenerative Medicine Advanced Therapy designations by the U.S. Food and Drug Administration.

Arcellx is also developing its dosable and controllable CAR T therapy, ARC-SparX, through two Phase 1 programs, ACLX-001 for rrMM and ACLX-002 in relapsed or refractory acute myeloid leukemia and high-risk myelodysplastic syndrome. For more information on Arcellx, please visit www.arcellx.com. Follow Arcellx on X (formerly known as Twitter) (@arcellx) and LinkedIn.

Arcellx Forward-looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements, including, without limitation: anticipated completion of the proposed transaction, including the closing of a proposed concurrent equity investment; potential payments that may be received by Arcellx in connection with the collaboration, including potential milestones and royalties; and Arcellx’s and Kite’s respective rights and obligations under the Collaboration Agreement, as amended; Arcellx’s cash position following the closing of the transaction and anticipated cash runway; Arcellx’s plans for the clinical development of its product candidates, including anticipated announcements of additional data; Arcellx and Kite’s plans to advance and commercialize CART-ddBCMA; and the potential impact of Arcellx’s product candidates and platforms on patients and cell therapy. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including, without limitation: that the proposed transaction will be completed in a timely manner or at all, the possibility that certain closing conditions to the proposed transaction will not be satisfied; uncertainty as to whether the anticipated benefits and opportunities of the proposed collaboration may not be realized or make take longer to realize or may cost more than expected; risks of unexpected hurdles, costs or delays; challenges in technology transfer and cell therapy manufacturing, particularly scaling up to commercial supply volumes, which could limit the benefits of the collaboration; challenges inherent in new product candidate development, including the uncertainty of clinical success and obtaining regulatory approvals; challenges associated with collaborating with third parties, including intellectual property, operational, financial and other risks; uncertainty of commercial success for new products; the ability of Arcellx and Kite to successfully execute their strategic plans; and risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission (SEC) on November 13, 2023, and the other documents that Arcellx may file from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Gilead Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the ability of the parties to complete the transaction in a timely manner or at all; the possibility that various closing conditions for the transaction may not be satisfied or waived, including the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; difficulties or unanticipated expenses in connection with the collaboration, including with respect to the development of ARC-SparX, CART-ddBCMA or other programs subject of the collaboration; the ability of the parties to initiate, progress or complete clinical trials within currently anticipated timelines or at all, and the possibility of unfavorable results from ongoing or additional clinical studies, including those involving ARC-SparX, CART-ddBCMA or other programs subject of the collaboration; uncertainties relating to regulatory applications and related filing and approval timelines for ARC-SparX, CART-ddBCMA or other programs subject of the collaboration, including the risk that FDA may not approve any such programs on the currently anticipated timelines or at all, and any marketing approvals, if granted, may have significant limitations on its use; the possibility that the parties may make a strategic decision to terminate this collaboration or make a strategic decision to discontinue development of the programs subject of the collaboration at any time, and as a result, such programs may never be commercialized; the risk that Gilead and Kite may not realize the anticipated benefits of the collaboration with Arcellx; the risk that Gilead’s investment in Arcellx will lose value for any number of reasons; the potential effect of any of the foregoing on Gilead and Kite’s earnings; and any assumptions underlying any of the foregoing. These and other risks, uncertainties and other factors are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the U.S. Securities and Exchange Commission. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The reader is cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Kite, and Gilead and Kite assume no obligation and disclaim any intent to update any such forward-looking statements.

Kite, the Kite logo and GILEAD are trademarks of Gilead Sciences, Inc. or its related companies.

For more information on Kite, please visit the company’s website at www.kitepharma.com.

Follow Kite on social media on X (@KitePharma) and LinkedIn.

Arcellx Contacts:

Investors:

Myesha Lacy

ir@arcellx.com

510-418-2412

Media:

Andrea Cohen

Sam Brown Inc.

andreacohen@sambrown.com

917-209-7163

Gilead/Kite Contacts:

Investors:

Jacquie Ross

investor_relations@gilead.com

Media:

Tracy Rossin

trossin@kitepharma.com